UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WABCO Holdings Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 27, 2019

These additional definitive materials are being filed to update and supplement the proxy statement (the “proxy statement”) filed by WABCO Holdings Inc. (“WABCO”) with the Securities and Exchange Commission (the “SEC”) as a definitive proxy statement on Schedule 14A, File No. 001-33332, on May 20, 2019 and mailed by WABCO to WABCO stockholders commencing on May 23, 2019. The information contained on this Schedule 14A is incorporated by reference into the proxy statement. Terms used in these additional definitive materials, but not otherwise defined, shall have the meanings ascribed to such terms in the proxy statement.

The supplemental information contained in these additional definitive materials should be read in conjunction with the proxy statement, which should be read in its entirety. To the extent that information in these additional definitive materials differs from or updates information contained in the proxy statement, the information in these additional definitive materials shall supersede or supplement the information in the proxy statement. The information contained in this supplement speaks only as of June 17, 2019, unless the information specifically indicates that another date applies.

If you have not already submitted a proxy for use at the special meeting since the distribution of the proxy statement, you are urged to do so promptly. These additional definitive materials do not affect the validity of any proxy card or voting instructions that WABCO stockholders may have previously received or delivered following the distribution of the proxy statement. No action is required by any WABCO stockholder who has previously delivered a proxy or voting instructions following the distribution of the proxy statement and who does not wish to revoke or change that proxy or voting instructions.

As previously disclosed in the proxy statement, two class action complaints have been filed by putative WABCO stockholders in the District of Delaware against WABCO and the board of directors of WABCO, captioned Collier v. WABCO Holdings Inc., et al., No. 1:19-cv-00729 (D. Del.), and Kent v. WABCO Holdings Inc., et al., No. 1:19-cv-00735 (D. Del.). Two additional complaints have also been filed by putative WABCO stockholders in the District of Delaware against WABCO and the board of directors of WABCO, captioned Stein v. WABCO Holdings Inc., et al., No. 1:19-cv-00782 (D. Del.), and Kengchoon v. WABCO Holdings Inc., et al., No. 1:19-cv-00816 (D. Del.). The complaints allege that the preliminary proxy statement, among other things, omitted material information in Sections 14(a) and 20(a) of the U.S. Securities Exchange Act of 1934, as amended, rendering the preliminary proxy statement false and misleading. The complaints seek to enjoin the special meeting and the closing of the merger, as well as damages, costs and attorneys’ fees.

The defendants believe that the lawsuits are without merit and the defendants specifically deny all allegations that any supplemental disclosure was or is required. However, to moot certain of plaintiffs’ disclosure claims in the lawsuits, to avoid nuisance, potential expense and delay and to provide additional information to WABCO stockholders, WABCO has determined to voluntarily supplement its definitive proxy statement with the below disclosures. Nothing in this Schedule 14A shall be deemed to be an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

The second sentence in the first full paragraph on page 34 of the proxy statement under the heading “The Merger—Background of the Merger” is amended and supplemented by adding the following bolded and underlined text:

WABCO and Company D executed a confidentiality agreement, which contained a standstill provision and a “don’t ask, don’t waive” provision, both of which expired in October of 2018, and WABCO management participated in a management presentation with Company D management, at which WABCO management shared information with Company D management about WABCO’s business, strategy and financial performance.

The third sentence in the second full paragraph on page 35 of the proxy statement under the heading “The Merger—Background of the Merger” is amended and supplemented by adding the following bolded and underlined text:

In June of 2018, WABCO and Company E exchanged drafts of a confidentiality agreement and executed the agreement in August 2018, which contained a standstill provision and a “don’t ask, don’t waive” provision that remain in effect until August of 2020.

The sixth bullet on page 48 of the proxy statement under the heading “The Merger—Opinion of WABCO’s Financial Advisor” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

•

certain internal financial analyses and forecasts for WABCO prepared by WABCO management, which are summarized in the section titled “The Merger—Certain WABCO Prospective Financial Information” and referred to as the 2018 WABCO Forecasts and the 2019 WABCO Forecasts in this section of the proxy statement, which 2019 WABCO Forecasts were ~~as~~ approved for Goldman Sachs’ use by WABCO~~, which we refer to as the WABCO forecasts in this section of the proxy statement~~.

The second sentence in the last paragraph on page 48 of the proxy statement under the heading “The Merger—Opinion of WABCO’s Financial Advisor” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

In that regard, Goldman Sachs assumed with WABCO’s consent that the 2019 WABCO ~~f~~Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of WABCO management.

The second sentence in the first full paragraph on page 50 of the proxy statement under the heading “The Merger—Opinion of WABCO’s Financial Advisor” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

For this analysis, Goldman Sachs used the projected earnings per share (performance) set forth in the 2019 WABCO ~~f~~Forecasts for ~~each of~~ the fiscal years 2019 to 2022.

The penultimate sentence in the first full paragraph on page 50 of the proxy statement under the heading “The Merger—Opinion of WABCO’s Financial Advisor” is amended and restated by adding the following bolded and underlined text:

Based on its professional judgment and experience, Goldman Sachs derived this discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally.

The second full paragraph on page 50 of the proxy statement under the heading “The Merger—Opinion of WABCO’s Financial Advisor” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

Illustrative Discounted Cash Flow Analysis. Using the 2019 WABCO ~~f~~Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis of WABCO to derive a range of implied values per share as of December 31, 2018. Using discount rates ranging from 8.00% to 9.50%, reflecting estimates of WABCO’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2018 (i) estimates of unlevered free cash flow for WABCO for the years 2019 through 2027 as reflected in the 2019 WABCO ~~f~~Forecasts and (ii) a range of illustrative terminal values for WABCO, which were calculated by applying perpetuity growth rates ranging from 1.5% to 2.5%, to a terminal year estimate of the free cash flow to be generated by WABCO, as reflected in the 2019 WABCO ~~f~~Forecasts (which analysis implied a range of multiples of exit year terminal EBITDA (defined as performance operating income plus depreciation and amortization (excluding transaction-related amortization)) of 7.8x to 11.2x). Based on its professional judgment and experience, Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the 2019 WABCO ~~f~~Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for WABCO by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for WABCO the amount of WABCO’s net debt and other enterprise value adjustments (totaling approximately $1,415 million), in each case, as provided by and approved for Goldman Sachs’ use by WABCO management, to derive a range of illustrative equity values for WABCO. Goldman Sachs then divided the range of illustrative equity values it derived by the ~~number of~~ 51.66 million fully diluted outstanding shares, as provided by WABCO management, to derive a range of illustrative present values per share of $106 to $157, rounded to the nearest dollar.

The first sentence in the first paragraph on page 51 of the proxy statement under the heading “The Merger—Opinion of WABCO’s Financial Advisor” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced during the time period from January 1, 2014 through December 31, 2018 involving a public company ~~based in the United States~~ listed on a U.S. stock exchange as the target, where the disclosed transaction values were greater than $2,500,000,000. Goldman Sachs reviewed these transactions because the transaction values are comparable to the value of the aggregate merger consideration and the targets, like WABCO, were public companies listed on a U.S. stock exchange.

The second full sentence on page 52 of the proxy statement under the heading “The Merger—Opinion of WABCO’s Financial Advisor” is amended and supplemented by adding the following bolded and underlined text:

Goldman Sachs has provided certain financial advisory and/or underwriting services to WABCO and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as financial advisor in connection with M&A preparedness since 2012, and as financial advisor in connection with a potential acquisition in November of 2018.

The following is inserted as the last sentence of the second paragraph on page 53 of the proxy statement under the heading “The Merger—Certain WABCO Prospective Financial Information”:

Certain of the financial measures used in the WABCO Forecasts that are not GAAP financial measures were relied upon by Goldman Sachs for purposes of its fairness opinion and by the Board in connection with its consideration of the merger. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures under the SEC rules regarding disclosures of non-GAAP financial measures and therefore are not subject to such rules, which would otherwise require a reconciliation of the financial measure to a GAAP financial measure. Reconciliations to GAAP of the financial measures included in the WABCO Forecasts that are not GAAP financial measures were not relied upon by Goldman Sachs for purposes of its fairness opinion or by the Board in connection with its consideration of the merger. Accordingly, we have not provided a reconciliation to GAAP of the financial measures included in the WABCO Forecasts that are not GAAP financial measures.

—END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT—

Additional Information and Where to Find It

In connection with the proposed merger, WABCO Holdings Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A on May 20, 2019. The definitive proxy statement was mailed to stockholders of the Company on or around May 23, 2019. The Company may also file other documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at www.wabco-auto.com or by contacting Sean Deason, Chief Financial Officer and Controller, at Telephone: (248) 270-9287, Email: investorrelations@wabco-auto.com.

This supplement to the definitive proxy statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Participants in the Merger Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, are set forth in the definitive proxy statement, which was filed with the SEC on May 20, 2019. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 15, 2019. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.wabco-auto.com.

Cautionary Statement Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) risks related to diverting management’s attention from the Company’s ongoing business operations; (11) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all which may affect the Company’s business and the price of the common stock of the Company; and (12) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: the effects of competition in the businesses in which the Company operates; the Company’s ability to adapt to a rapidly changing industry and maintain strategic relationships with industry leading companies; and the impacts of security breaches and data loss and our vulnerability to technology infrastructure failures. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the definitive proxy statement that was filed with the SEC in connection with the proposed merger on May 20, 2019. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

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